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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934


                         Date of Report: July 9, 1997
                      (Date of earliest event reported)


                        MEDICAL ACTION INDUSTRIES INC.
           (Exact name of registrant and specified in its charter)



Delaware                            0-13251                   11-2421849

(State or other                     (Commission               (IRS Employer
jurisdiction of                      File Number)              Identification
incorporation)                                                 Number)


150 Motor Parkway, Hauppauge, New York               11788

(Address of principal executive offices)             (Zip Code)



Registrant's telephone number
including area code                                  (516)231-4600









        (Former name or former address, if changed since last report)



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Item 5.  Other Events.

                  On July 9, 1997 the Registrant, pursuant to a Purchase and Sale Agreement dated as of December 31, 1996 between Philips Electronics North America Corporation and the Registrant, acquired approximately thirty-two (32) acres of land located at the corner of Old Shoals and Heywood Roads in Arden, North Carolina and an existing approximately 205,000 square foot building located thereon (the "Arden Facility"). The purchase price for the Arden Facility was $2,900,000, which was paid at closing.

                  The acquisition of the Arden Facility, the rehabilitation of such facility and the anticipated acquisition of machinery and equipment were financed with the proceeds from the issuance and sale by The Buncombe County Industrial Facilities and Pollution Control Financing Authority (the "Issuer") of its $5,500,000 Industrial Development Revenue Bonds (Medical Action Industries Inc. Project), Series 1997 (the "Bonds").

                  The Bonds were issued by the Issuer pursuant to a Trust Indenture, dated as of July 1, 1997 (the "Indenture"), between the Issuer and Branch Banking and Trust Company, as Trustee (the "Trustee") and First Union National Bank, as Paying Agent (in such capacity, the "Paying Agent"). The Bonds and the interest thereon are limited obligations of the Issuer, payable solely from the revenues and funds pledged under the Indenture drawn under the Irrevocable Direct Letter of Credit dated July 9, 1997 (the "Letter

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of Credit") issued by First Union National Bank (in such capacity, the "Bank").

                  Concurrently with the issuance of the Bonds, the Registrant delivered to the Trustee the Letter of Credit and Reimbursement Agreement dated as of July 1, 1997 (the "Reimbursement Agreement") by and among Registrant and the Bank which provided for, among other things, repayment by the Registrant to the Bank of amounts drawn under the Letter of Credit pursuant to the Reimbursement Agreement, certain covenants of the Registrant and payment of an annual fee of 8.5/10% to the Bank.

                  Pursuant to a Loan Agreement dated as of July 1, 1997 (the "Loan Agreement") between the Registrant and the Issuer, the Issuer loaned the proceeds of the Bonds to the Registrant and the Registrant executed and delivered its promissory note in the principal amount of $5,500,000 (the "Note"). Under the Note, Registrant is obligated to pay amounts sufficient for the payment of principal of, redemption premium, if any, and interest on the Bonds, whether on schedule or accelerated or otherwise and any other amounts required to be paid under the Indenture or the Loan Agreement.

                  Interest on the Bonds will be payable on the first business day of each January, April, July and October, commencing October, 1997 and ending on July, 2013, the maturity date for the Bonds. The Bonds bear interest at a variable rate, determined


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weekly. The initial interest rate on the Bonds is 3.9% per annum. At the election of the Registrant, the Bonds are subject to conversion to a fixed interest rate upon terms described in the Indenture ("Conversion Date"). All of the Bonds are subject to mandatory tender and purchase on the Conversion Date for the Bonds, except those for which the owners have irrevocably elected to hold Bonds having the fixed rate.

                  While the Bonds bear interest at the variable rate, any owner of Bonds will have the right to demand the purchase of Bonds at least ten days prior to the Conversion Date. For purposes of facilitating the purchase of Bonds that are tendered during the Variable Rate Period, the Registrant has entered into a Remarketing Agreement with respect to the Bonds, dated as of July 1, 1997 (the "Remarketing Agreement") with First Union National Bank, acting through its Capital Markets Group, as remarketing agent (in such capacity, the "Remarketing Agent"), pursuant to which the Remarketing Agent has agreed, subject to the conditions therein contained, to use its best efforts to arrange for the sale in the secondary market of such Bonds. The Remarketing Agreement provides for the payment of an annual fee to the Remarketing Agent of 1/8%.

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Item 7.  Financial Statements, Pro Forma Financial Information
         and Exhibits
         -----------------------------------------------------

         (c)      Exhibits.
                  --------

         10.1 Letter of Credit and Reimbursement Agreement dated as of July 1, 1997 by and among the Registrant and First Union National Bank.

         10.2 Loan Agreement dated as of July 1, 1997 between the
              Registrant and The Buncombe County Industrial Facilities and Pollution Control Financing Authority.

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                                  SIGNATURE
                                  ---------


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        MEDICAL ACTION INDUSTRIES INC.


                                        By: s/ Richard G. Satin
                                            -------------------
                                            Richard G. Satin, Vice President
                                            (Principal Accounting Officer)


Dated:   July 22, 1997



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